UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 27, 2007
SWIFT TRANSPORTATION CO., INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	0-18605	86-0666860

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

2200 South 75th Avenue, Phoenix, Arizona		85043

(Address of Principal Executive Offices)		(Zip Code)
(602) 269-9700
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
On April 27, 2007, at a special meeting held in Phoenix, Arizona, the stockholders of Swift Transportation Co., Inc. (the "Company") approved a merger agreement providing for the merger of the Company with Saint Acquisition Corporation, a Nevada corporation formed by Mr. Jerry Moyes in connection with the proposed merger and owned indirectly by Mr. Moyes. Over 83% of the outstanding shares of Company common stock voted in favor of approval of the Merger Agreement. Less than one-half of one percent of the outstanding shares voted against the merger. Of the approximately 33,559,000 votes cast by non-Moyes affiliated stockholders, over 99% voted in favor of the merger. The Company anticipates the merger transaction will close during the week of May 7, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 27, 2007

SWIFT TRANSPORTATION CO., INC.
/s/ Glynis Bryan
By: Glynis Bryan
Executive Vice President and Chief Financial Officer